    As filed with the Securities and Exchange Commission on March 22, 2002


                                                     Registration No. 333-74976
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               -----------------


                                AMENDMENT NO. 2

                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                               -----------------

                         TARGETED GENETICS CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

                               -----------------

                       Washington                  91-1549568
             (State or Other Jurisdiction of    (I.R.S. Employer
             Incorporation or Organization)  Identification Number)

                           1100 Olive Way, Suite 100
                               Seattle, WA 98101
                                (206) 623-7612
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                               -----------------

                               H. Stewart Parker
                     President and Chief Executive Officer
                         Targeted Genetics Corporation
                           1100 Olive Way, Suite 100
                               Seattle, WA 98101
                                (206) 623-7612
(Name, Address Including Zip Code, and Telephone Number Including Area Code, of
                              Agent for Service)

                               -----------------

                                  Copies to:

                               Stephen M. Graham
                      Orrick, Herrington & Sutcliffe LLP
                         719 Second Avenue, Suite 900
                               Seattle, WA 98104
                                (206) 839-4300

                               -----------------

   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until a registration statement covering these securities is filed with the Securities and Exchange Commission and is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.



                  Subject To Completion, Dated March 22, 2002


Prospectus

                            [LOGO] TARGETED GENETICS

                         TARGETED GENETICS CORPORATION

                       8,840,000 SHARES OF COMMON STOCK

                               -----------------

   We may sell from time to time up to 8,840,000 shares of the common stock offered by this prospectus. Each time we sell common stock under this prospectus, we will describe the specific terms of the offering in a prospectus supplement that will accompany this prospectus. You should read both the applicable prospectus supplement and this prospectus carefully before you invest in our common stock. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.


   Our common stock is quoted on the Nasdaq National Market under the symbol "TGEN." The reported last sales price of our common stock on March 21, 2002 was $1.98 per share.


                               -----------------

   Investing in our common stock involves risks. See "Risk Factors" beginning on page 5.

                               -----------------

   Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               -----------------

               The date of this prospectus is             , 2002

                               TABLE OF CONTENTS


                                                               Page
                                                               ----
             About This Prospectus............................   3
             Targeted Genetics Corporation....................   4
             Risk Factors.....................................   5
             Use of Proceeds..................................  15
             Plan of Distribution.............................  15
             Special Note Regarding Forward-Looking Statements  17
             Where You Can Find More Information..............  17
             Legal Matters....................................  18
             Experts..........................................  18

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a "shelf" registration statement that we have filed with the Securities and Exchange Commission, or SEC. Each time we sell our common stock under this prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount of common stock being offered and the plan of distribution. The prospectus supplement for a particular offering may also add, update or change information contained in this prospectus. In addition, we may update or supplement any prospectus supplement relating to a particular offering. You should read both this prospectus and any applicable prospectus supplement together with the additional information about Targeted Genetics to which we refer you in the section of this prospectus entitled "Where You Can Find More Information."

   You should rely only on the information provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than its date, regardless of the time of delivery of the prospectus or prospectus supplement or any sale of common stock.


   This prospectus and any prospectus supplement is an offer to sell and a solicitation of an offer to buy the securities offered by this prospectus and any prospectus supplement only in jurisdictions where the offer or sale is permitted.

                         TARGETED GENETICS CORPORATION


   Targeted Genetics Corporation develops gene therapy products and technologies for treating both acquired and inherited diseases. Our gene therapy product candidates are designed to treat disease by regulating cellular function at a genetic level. This involves inserting genes into target cells and activating the inserted gene in a manner that provides the desired effect. We have assembled a broad base of proprietary intellectual property that we believe gives us the potential to address the significant diseases that are the primary focus of our business. Our proprietary intellectual property includes genes, methods of transferring genes into cells, processes to manufacture gene delivery product candidates and other proprietary technologies and processes. In addition, we have established expertise and development capabilities focused in the areas of preclinical research and biology, manufacturing and manufacturing process scale-up, quality control, quality assurance, regulatory affairs and clinical trial design and implementation. We believe that our focus and expertise will enable us to develop products based on our proprietary intellectual property.



   Gene therapy products involve the use of delivery vehicles, called vectors, to insert genetic material into target cells. Our proprietary vector technologies include both viral vector technologies and synthetic vector technologies. Our viral vector development activities, which use modified viruses to deliver genes into cells, focus primarily on adeno-associated virus, or AAV, a common human virus that has not been associated with any human disease or illness. We believe that AAV provides a number of safety and gene delivery advantages over other viruses for several of our potential gene therapy products. Synthetic vectors are based on one or more biochemical compounds that surround or attach to DNA. Our synthetic vectors deliver genes into cells using lipids, which are fatty, water-insoluble organic substances that can be absorbed through cell membranes. We believe that synthetic vectors may provide a number of gene delivery advantages for repeated, efficient delivery of therapeutic genes into rapidly dividing cells, such as certain types of tumor cells. We believe that using both viral and synthetic approaches provides advantages in our corporate partnering efforts and increases the probability of our potential products reaching the market.



   We have two lead products under development, one for treating cystic fibrosis and another for treating cancer. We also have a pipeline of product candidates focused on treating hemophilia, arthritis and cancer, as well as lysosomal storage disorders, which are a class of diseases in which missing enzymes cause a buildup of metabolic byproducts in tissue. We are also developing a vaccine candidate for the prevention of AIDS. We have entered into six partnering relationships with pharmaceutical and biotechnology companies and a public health organization to develop these product candidates. In each of our partnerships, we have retained a substantial financial interest in the sales of any commercial products that result from our work. Through our partnership activities and other internally funded efforts, we have successfully advanced our product candidates into clinical development, including Phase II clinical trials for our lead cystic fibrosis and cancer product candidates. In addition, we have developed processes to manufacture our potential products at a scale amenable to clinical development and expandable to large-scale production for commercialization, pending successful completion of clinical trials and regulatory approval. We believe that these successes in assembling a broad platform of proprietary intellectual property for developing and manufacturing potential products and in establishing collaborative relationships and advancing our potential products to clinical evaluation serve to demonstrate the value of our intellectual property and our potential to develop gene therapy product candidates to treat a range of diseases.


   We were incorporated in the state of Washington in 1989. Our executive offices are located at 1100 Olive Way, Suite 100, Seattle, Washington 98101, and our telephone number is (206) 623-7612. In this prospectus, references to Targeted Genetics include our subsidiaries.


   For more information about Targeted Genetics, you should read the information described in the section of this prospectus entitled "Where You Can Find More Information," including our consolidated financial statements and related notes.

                                 RISK FACTORS

   This offering involves a high degree of risk. Before you invest in our common stock, you should carefully consider the factors described below. If any of these risks actually occur, our business, financial condition and operating results could be harmed. This could cause the market price of our common stock to decline, and you could lose all or part of your investment.

Risks Related to Product Development and Regulatory Approval

If we are unable to successfully complete preclinical and clinical development of our product candidates, we will be unable to generate sufficient capital to maintain our business.


   All of our potential products are either in research and development or in early-stage clinical trials. Our ability to apply for and obtain regulatory approval of our potential products depends upon successful completion of additional research and development and testing, in both preclinical and clinical trials. A product candidate that appears promising at an early stage of research or development may not result in a commercially successful product. Our trials may fail to demonstrate the safety and efficacy of a prospective product, for example, or we may encounter unacceptable side effects or other problems during or after clinical trials. Should this occur, we may have to delay or discontinue development of the potential product, and corporate partners that support development of that product candidate may terminate their support. If we are unable to successfully complete preclinical and clinical development of some or all of our product candidates, we may be unable to generate sufficient product revenue to maintain our business.


   Completion of clinical trials may take several years or more. The number and cost of clinical trials and the length of time necessary to complete trials generally varies substantially according to the type, complexity, novelty and intended use of the product candidate. The commencement, cost and rate of completion of our clinical trials may vary or be delayed for many reasons, including the risks discussed under the subheading below entitled "Risks Related to Our Industry and Clinical Trials" and elsewhere in this "Risk Factors" section.


Failure to timely obtain regulatory approval for our product candidates could prevent or impair our ability to commercialize our products.



   Even if our clinical trials are successful, commercializing any product in the United States or abroad requires regulatory approval from the Food and Drug Administration, or FDA, and applicable state and foreign regulators. Moreover, the FDA and other applicable regulatory bodies must conclude at each stage of clinical testing that our clinical data suggest acceptable levels of safety and efficacy in order for us to proceed to the next stage of clinical trials. In addition, gene therapy clinical trials that receive funding from the National Institutes of Health, or NIH, are subject to review by the NIH's Office of Biotechnology Activities Recombinant DNA Advisory Committee, or RAC. Although NIH guidelines do not have regulatory status, the RAC review process can impede the initiation of the trial, even if the FDA has reviewed the trial and approved its initiation. Moreover, before an NIH-funded clinical trial can begin, the NIH's Institution Biosafety Committee must review the proposed clinical trial to ensure that there are no safety issues associated with the trial. The regulatory process in the gene therapy industry is costly, time consuming and subject to unpredictable delays, and regulatory requirements governing gene and cell therapy products frequently change. In addition, the clinical trial requirements of the FDA, NIH and other agencies and the criteria these regulators use to determine the safety and efficacy of a product candidate vary among trials and potential products. Accordingly, we cannot predict how long it will take or how much it will cost to obtain regulatory approvals for clinical trials or for manufacturing or marketing our potential products. To our knowledge, no gene therapy products have received regulatory approval in the United States or in other countries. Because our product candidates involve new and unproven technologies, we believe that regulatory approval may proceed more slowly than clinical trials involving traditional drugs. We do not expect any of our product candidates to be approved for commercial sale for at least several years. Some or all of our product candidates may never receive regulatory approval or may not receive approval for all of the clinical applications for which we seek approval. Delay or failure to obtain, or unexpected costs in obtaining, the regulatory approval necessary to bring a potential product to market could decrease our ability to generate product sales or royalty revenue.


Post-approval manufacturing or product problems or failure to satisfy applicable regulatory requirements could prevent or limit our ability to market our products.

   Our manufacturing operations are subject to the current Good Manufacturing Practices requirements of the FDA, as well as to other federal, state and local regulations such as the Occupational Health and Safety Act and the Environmental Protection Act. While we currently anticipate that we will be able to manufacture products that meet applicable regulatory requirements, we may be unable to attain or maintain compliance with current or future regulations. If we discover previously unknown manufacturing, contamination, product side effect or other problems after we receive regulatory approval for a potential product or fail to comply with applicable requirements, we may suffer restrictions on our ability to market the product or be required to withdraw the product from the market. Either of these, or an unexpected increase in the cost of compliance, could make it more difficult to maintain or improve our financial condition.

Risks Related to Our Business Operations


If we lose significant collaborative funding or we are unable to raise additional capital when needed, we may be unable to develop our potential products and conduct our operations.



   Because internally generated cash flow will not fund development and commercialization of our products, we will require substantial additional financial resources to develop and commercialize our potential products. A significant portion of our operating expenses are funded through our collaborative development agreements with third parties. If a current or future collaborator were to terminate its financial or scientific support of a potential product, we may be unable to complete development and commercialization of that product candidate. We currently have collaborations with five pharmaceutical and biotechnology companies and a public health organization that provide expertise and funding to develop our product candidates. The initial development periods of three of these collaborations--Emerald Gene Systems for enhanced gene delivery systems, Genzyme Corporation for lysosomal storage disorders and IAVI for AIDS vaccines--will conclude in 2002 or early 2003. Each of these agreements will terminate unless we and the collaborator agree to extend the agreement. Substantially all of our revenue and substantially all of our expected revenue for the next several years are derived from our collaborations to develop product candidates. If we were to lose this revenue, or other sources of funding that our corporate partners provide, we may be unable to continue our research and development program for the potential product covered by the collaboration and our business would suffer. Assuming that we conduct our currently planned operating activities and receive the funding anticipated from our existing corporate partners, and that we are able to scale our operations to reflect any lesser amount of funding, we expect that our available cash, anticipated interest income and collaborative funding will be sufficient to finance our operations to 2004. We may require additional capital before that time, however, as a result of unanticipated loss of funding from collaborative partners, the implementation of additional research and development programs or other factors discussed in this "Risk Factors" section. We may be unable to obtain financing when needed on acceptable terms, if at all.



   We intend to take advantage of additional funding opportunities as they arise. Sources of additional sources of funding could include one or more of the following:


    .  product development and funding collaborations;

    .  technology sales;

    .  technology licenses;

    .  issuing debt; or

    .  issuing equity.


   If we lose significant amounts of collaborative funding or we are unable to obtain additional financing when needed, we will be forced to make substantial reductions in the scope and size of our operations. We may be forced to delay or terminate one or more research and development programs, curtail capital expenditures or reduce or terminate business development and other operating activities.


We have a history of losses and may never become profitable, which could result in a decline in the value of our common stock and a loss of your investment.


   We have generated small amounts of revenue and incurred significant net losses since inception. As of December 31, 2001, we had an accumulated deficit of $178.0 million. We expect to continue to incur substantial additional losses in the future, primarily due to the following factors:



    . we will not generate any product revenue for at least several years because all of our product candidates are in preclinical and clinical development and have not received regulatory approval for commercial sale; and


    . we will continue to incur significant expense for the foreseeable future to develop our research and development programs, conduct preclinical and clinical trials, seek regulatory approval for our product candidates and provide general and administrative support for these activities.

   We may never generate profits and, if we do become profitable, we may be unable to sustain or increase profitability.


If we are unable to obtain and maintain licenses for necessary third-party technology on acceptable terms or to develop alternative technology, we may be unable to successfully develop and commercialize our potential products.



   We have entered into various license agreements, both exclusive and nonexclusive, that give us and our partners rights to use technologies owned or licensed by commercial and academic organizations in the research, development and commercialization of our potential products and those of our partners. If we are unable to maintain our current licenses or obtain additional licenses on acceptable terms for technology used in our potential products, we and our corporate partners may be required to expend significant time and resources to develop or in-license replacement technology. If we are unable to do so, we may be unable to develop or commercialize some or all of our potential products. In addition, the license agreements for technology for which we hold exclusive licenses typically contain provisions requiring us to meet minimum development milestones in order to maintain the license on an exclusive basis. If we do not meet these requirements, our licensors may convert the license to a nonexclusive license or terminate the license.





We may be unable to develop and commercialize some of our potential products if our relationships with scientific consultants and corporate collaborators are not successful.



   Our success depends on the continued availability of outside scientific consultants and corporate collaborators to perform research and to provide or develop technology and processes to advance and augment our internal efforts. Competition for scientific consultants and corporate collaborators in gene therapy is intense. If we are unsuccessful in establishing additional and maintaining existing relationships with individual and corporate collaborators, we could experience delays in our research and development or loss of access to important enabling technology. We may be unable to enter into additional collaborations on acceptable terms, if at all. Even if we maintain our current scientific collaborations or establish new relationships, they may never result in the successful development of product candidates.

   The development and commercialization of many of our potential products, and therefore, the success of our business, substantially depends on the performance of these scientific consultants and corporate collaborators. Because they are not our employees, we have limited control over their activities and the amount of time they devote to our business. If our scientific consultants do not dedicate sufficient time, or if our corporate partners do not commit sufficient financial and technical resources, to our research and development programs or the commercialization of our potential products, the preclinical or clinical development related to the collaboration could be delayed or terminated. Even if substantial time and resources are dedicated to developing our product candidates, we may be unable to successfully complete development and commercialization of our product candidates. Our current or future collaborators may provide scientific expertise, technology or funding for, or develop or market, competing products or alternative technologies.



   Any rights in inventions or processes discovered by a scientific consultant may be contractually subject to the rights of his or her research institution in that work. Some consultants may have obligations to other entities under consulting or other agreements that may potentially conflict with their obligations to us. Disputes, and potentially litigation, may arise with respect to ownership of technology invented or discovered by a scientific consultant or with respect to a product candidate developed under corporate collaborations. We may be unable to secure our rights with respect to these technology or product candidates.


Risks Related to Our Industry and Clinical Trials

Adverse events in the field of gene therapy could damage public perception of our prospective products and negatively affect governmental approval and regulation.


   Public perception of our product candidates could be harmed by negative events in the field of gene therapy. For example, in November 1999, a patient with a rare metabolic disorder died in a gene therapy trial using an adenoviral vector to deliver a therapeutic gene. Genovo, a company we later acquired, was providing partial funding for this investigator-sponsored trial conducted at the University of Pennsylvania. Other patients deaths, though unrelated to gene therapy, have occurred in other clinical trials. These deaths and the resulting publicity, as well as any other adverse events in the field of gene therapy that may occur in the future, could result in a decrease in demand for any products that we may develop. The commercial success of our product candidates will depend in part on public acceptance of the use of gene therapy for preventing or treating human diseases. If public perception is influenced by claims that gene therapy is unsafe, our product candidates may not be accepted by the general public or the medical community. For example, there has been concern in the past regarding the potential safety and efficacy of gene therapy products derived from pathogenic viruses like adenoviruses. While our product candidates use AAV vectors, which are nonpathogenic, and nonviral vectors, the public and the medical community nonetheless may conclude that our technology is unsafe. Moreover, to the extent that unfavorable publicity or negative public perception arising from other biotechnology-related fields such as human cloning and stem-cell research are linked in the public mind to gene therapy, our industry will be harmed.



   Future adverse events in or negative public perception regarding gene therapy or the biotechnology industry could also result in greater governmental regulation, stricter labeling requirements and potential regulatory delays in the testing or approval of our potential products. Any increased scrutiny could delay or increase the costs of our product development efforts or clinical trials.


The success of our early clinical trials are based on small numbers of patients over the short term and may not be indicative of results in a large number of patients or long-term efficacy.

   Results in early-stage clinical testing are based on limited numbers of patients. Our reported progress and results from our early phases of clinical testing may not be indicative of progress or results that will be achieved from larger populations, which could be less favorable. Moreover, we do not know if the favorable results we have achieved will have a lasting effect. If a larger group of patients does not experience positive results, or any favorable results do not demonstrate a lasting effect, the product candidate may not receive approval from the

FDA for further studies or commercialization. In addition, any report of clinical trial results that are below the expectations of financial analysts or investors could result in a decline in our stock price.

Failure to recruit patients could delay or prevent clinical trials of our potential products, which could cause a delay or inability to develop those potential products.


   Identifying and qualifying patients to participate in testing our potential products is critical to our near-term success. The timing of our clinical trials depends on the speed at which we can recruit patients to participate in testing our products. We have experienced delays in our previous and current clinical trials, and we may experience similar delays in the future. If negative publicity as a result of adverse events in the biotechnology industry affects the willingness of patients to participate in our gene therapy trials, the timeline for recruiting patients, conducting trials and obtaining regulatory approval of potential products will be delayed. Delays in recruiting or enrolling patients to test our products result in increased costs, delays in advancing our product development and delays in proving the effectiveness of our technology, and could result in termination of the clinical trials altogether. Any of these events could delay or prevent the development of our product candidates.


The success of our technology in animal models does not guarantee that the same results will be replicated in humans.

   Because animals are different from humans, the successful results of our technology in animal models may not be predictive of the results that we will see in our clinical trials with humans. If successful results for a potential product in animal models are not replicated in human clinical trials, we may have to expend greater resources to pass the clinical trial stage and obtain regulatory approval of the product candidate or abandon its development.

Risks Related to Our Intellectual Property

We may be unable to adequately protect our proprietary rights, which may limit our ability to successfully market any products.


   Our success substantially depends on our ability to protect our proprietary rights and operate without infringing on the proprietary rights of others. We own or license patents and patent applications for genes, processes, practices and techniques critical to our present and potential product candidates. If we fail to obtain and maintain patent or other intellectual-property protection for this technology, our competitors could market competing products using those genes, processes, practices and techniques. The patent process takes several years and involves considerable expense. In addition, patent applications and patent positions in the field of biotechnology are highly uncertain and involve complex legal, scientific and factual questions. Our patent applications may not result in issued patents and the scope of any patent may be reduced both before and after the patent is issued. Even if we secure a patent, the patent may not provide significant protection and may be circumvented or invalidated.


   We also rely on unpatented proprietary technology and technology that we have licensed on a nonexclusive basis. While we take precautions to protect our proprietary unpatented technology, we may be unable to meaningfully protect this technology from unauthorized use or misappropriation by a third party. Our competitors could also obtain rights to our nonexclusively licensed proprietary technology. In any event, other companies may independently develop substantially equivalent proprietary information and techniques. If our competitors develop and market competing products using our unpatented or nonexclusively licensed proprietary technology or substantially similar technology, our products could suffer a reduction in sales or be forced out of the market.


Intellectual property disputes regarding third-party technology that we license may prevent or impair our ability to develop and commercialize our product candidates.



   We have licensed technology underlying several issued and pending patents, and have acquired rights to the gene delivered in our product candidate for cystic fibrosis. If our licensors fail to obtain and maintain patent or other protection for the proprietary intellectual property we license from them, we could lose our rights to the intellectual property or our competitors could market competing products using the intellectual property. Licensing of intellectual property critical to our business involves complex legal, business and scientific issues and is complicated by the rapid pace of scientific discovery in our industry. Disputes may arise regarding intellectual property subject to a licensing agreement, including:



    . the scope of rights granted under the license agreement and other interpretation-related issues;



    . the extent to which our technology and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;



    . the sublicensing of patent and other rights under our collaborative development relationships;



    . the ownership of inventions and know-how resulting from the joint creation or use of intellectual property by our licensors and us and our scientific collaborators; and



    .  the priority of invention of patented technology.



   If disputes over intellectual property that we have licensed prevent or impair our ability to maintain our current licensing arrangements on acceptable terms, we may be unable to successfully develop and commercialize the affected product candidates. For example, in 1997 the licensor of our licensed CFTR gene and related vector was notified that the United States Patent and Trademark Office, or USPTO, had declared an interference proceeding to determine whether our licensor or an opposing party has the right to the patent application on the CFTR gene and related vector. Our tgAAVCF product candidate for treating cystic fibrosis uses our proprietary AAV delivery technology to deliver a normal copy of the CFTR gene. Interference proceedings before the USPTO are confidential, involving the opposing parties only, and can take several years to complete. Although we are not a party to the interference proceeding, its outcome could affect our license to the CFTR gene and related vector. The USPTO could rule that our licensor has priority of invention on both the CFTR gene and vector that we license, that our licensor has priority of invention on neither the gene nor the vector, or that our licensor has priority of invention on only the gene or only the vector. If the USPTO or Court of Appeals ultimately determines that our licensor does not have rights to both the CFTR gene and the vector, we believe that we will be subject to one of several outcomes:



    . our licensor could agree to a settlement arrangement under which we continue to have rights to the gene and the vector at our current license royalties;



    . the prevailing party could require us to pay increased license royalties to maintain our access to the gene, the vector or both, as applicable, which licensing royalties could be substantial; or



    .  we could lose our license to the gene, the vector or both.



   If our licensor does not retain its rights to the CFTR gene and the vector, and we cannot maintain access at a reasonable cost or develop or license a replacement gene and vector at a reasonable cost, we will be unable to commercialize our potential tgAAVCF product.


Intellectual property claims and litigation could strain our resources and subject us to significant liability for damages and invalidation of our proprietary rights.

   As the biotechnology industry expands, the risk increases that other companies may claim that our processes and potential products infringe on their patents. In addition, administrative proceedings, litigation or both may be necessary to enforce our intellectual property rights or determine the rights of others. Defending or pursuing these claims, regardless of their merit, would be costly and would likely divert management's attention and resources away from our operations. If there were to be an adverse outcome in a litigation or interference proceeding, we could face potential liability for significant damages or be required to obtain a license to the patented process or technology at issue, or both. If we are unable to obtain a license on acceptable terms, or to develop or obtain alternative technology or processes, we may be unable to manufacture or market any product or potential product that uses the affected process or technology.

Risks Related to the Capital Markets and Dilution

Market fluctuations or volatility could cause the market price of our common stock to decline and limit our ability to raise capital.

   In recent years, the stock market in general and the market for biotechnology-related companies in particular have experienced extreme price and volume fluctuations, often unrelated to the operating performance of the affected companies. Our common stock has experienced, and is likely to continue to experience, price fluctuations that cause the market price of our common stock to decline. In addition, the trading price of our common stock could decline significantly as a result of sales of a substantial number of shares of our common stock, or the perception that significant sales could occur. Market fluctuations in the price of our common stock could adversely affect our collaborative opportunities and our future ability to sell equity securities at a price we deem appropriate, and you could lose all or part of your investment.

Our future capital-raising activities could involve the issuance of equity securities, which would dilute your investment and could result in a decline in the trading price of our common stock.

   To meet our long-term funding requirements, we may sell securities in the public or private equity markets if and when conditions are favorable, even if we do not have an immediate need for additional capital at that time. Furthermore, we may enter into financing transactions at prices that represent a substantial discount to market price. Raising funds through the issuance of equity securities will dilute the ownership of our existing shareholders. A negative reaction by investors and securities analysts to any discounted sale of our equity securities could result in a decline in the trading price of our common stock.

Additional Risks Related to Our Industry

Our use of hazardous materials exposes us to liability risks and regulatory limitations on their use, either of which could reduce our ability to generate product revenue.

   Our research and development activities involve the controlled use of hazardous materials, including chemicals, biological materials and radioactive compounds. Although we believe that our safety procedures for handling, storing and disposing of these materials comply with applicable laws and regulations, we cannot eliminate the risk of accidental contamination or injury from hazardous materials. If a hazardous material accident occurred, we could be held liable for any resulting damages. This liability could exceed our financial resources. These hazardous materials are subject to federal, state and local regulations. We may be required to incur significant costs to comply with future environmental or other laws. Accidents unrelated to our operations could cause federal, state or local regulatory agencies to restrict our access to hazardous materials needed in our research and development efforts. If our access to these materials is limited, we could experience delays in our research and development programs. Paying damages or experiencing delays caused by restricted access could reduce our ability to generate revenue and make it more difficult to fund our operations.

The intense competition and rapid technological change in our market may result in pricing pressures and failure of our potential products to achieve market acceptance.

   We face increasingly intense competition from a number of commercial entities and institutions that are developing gene therapy and cell therapy technologies. Our competitors include early-stage and established gene delivery companies, other biotechnology companies, pharmaceutical companies, universities, research institutions and government agencies developing gene therapy products or other biotechnology-based therapies designed to treat the diseases on which we focus. We also face competition from companies using more traditional approaches to treating human diseases, such as surgery, drugs and other pharmaceutical products. In addition, we compete with other companies to acquire products or technology from research institutions or universities. Many of our competitors have substantially more financial and infrastructure resources and larger research and development staffs than we do. Many of our competitors also have greater experience and capabilities than we do in:




    .  research and development;

    .  clinical trials;

    .  obtaining FDA and other regulatory approvals;

    .  manufacturing; and

    .  marketing and distribution.

   In addition, the competitive positions of other companies, institutions and organizations, including smaller competitors, may be strengthened through collaborative relationships. Consequently, our competitors may be able to develop, obtain patent protection for, obtain regulatory approval for or commercialize new products more rapidly than we do, or manufacture and market competitive products more successfully than we do. This could limit the prices we could charge for the products we are able to market or result in our products failing to achieve market acceptance.

   Gene therapy is a new and rapidly evolving field and is expected to continue to undergo significant and rapid technological change and competition. Our competitors may develop new technologies and products that are available for sale before our potential products or that may be more effective than our potential products. Rapid technological development by our competitors, including development of technologies, products or processes that are more effective or more economically feasible than those we have developed, could result in our actual and proposed technologies, products or processes losing market share or becoming obsolete.

Healthcare reform measures could impair our ability to successfully commercialize our potential products and become profitable.

   Increasing efforts by governmental and third-party payors, such as Medicare, private insurance plans and managed care organizations, to cap or reduce healthcare costs will affect our ability to commercialize our product candidates and become profitable. We believe that third-party payors will attempt to reduce healthcare costs by limiting both coverage and level of reimbursement for new products approved by the FDA. There have been and will continue to be a number of federal and state proposals to implement government controls on pricing. The adoption of these proposals could affect our ability to successfully commercialize our product candidates. Even if the government does not adopt any such proposals or reforms, their announcement could impair our ability to raise capital.

Our ability to successfully commercialize our product candidates will substantially depend on the willingness of third-party payors to provide adequate reimbursement for the cost of our products.

   Sales of medical products and treatments substantially depend, both domestically and abroad, on the availability of reimbursement to the consumer from third-party payors. Considerable pressure to reduce healthcare costs may cause reimbursement to become more restricted in the future. Our potential products may not be considered cost-effective by third-party payors, who may not provide coverage at the price set for our products, if at all. If purchasers or users of our products are unable to obtain adequate reimbursement, they may forego or reduce their use of our products. Even if coverage is provided, the approved reimbursement amount may not be high enough to allow us to establish or maintain pricing sufficient to realize a sufficient return on our investment.

Additional Risks Related to Our Business Operations

Our business will not succeed if our product candidates fail to achieve market acceptance.


   Even if our potential products succeed in clinical trials and are approved for marketing, these products may never achieve market acceptance. If marketing our products is unsuccessful for any reason, including greater effectiveness or economic feasibility of competing products or treatments, the failure of the medical community or the public to accept or use any products based on gene delivery, inadequate marketing and distribution capabilities or other reasons discussed elsewhere in this "Risk Factors" section, we will be unable to generate sufficient product revenue to maintain our business.


Our limited manufacturing capability may limit our ability to successfully introduce our potential products.

   We currently do not have the capacity to manufacture large-scale commercial quantities of our potential products. To do so, we will need to expand our current facilities and staff or supplement them through the use of contract providers. Our current manufacturing facility, which is designed for manufacturing our AAV vectors for clinical and development purposes, is subject to initial and ongoing regulation by the FDA and other government agencies, and any future manufacturing facilities that we may construct for large-scale commercial production will also be subject to regulation. We may be unable to obtain regulatory approval for or maintain in operation this or any other manufacturing facility. If we are unable to obtain and maintain the necessary manufacturing capabilities, either alone or through third parties, we will be unable to manufacture sufficient product to sustain our business. In addition, we are unlikely to become profitable if we or our contract providers are unable to manufacture our products in a cost-effective manner.

If we do not attract and retain qualified personnel, we will be unable to successfully develop our potential products.

   Our future success depends in large part on our ability to attract and retain key technical and management employees and scientific advisors. We have programs in place to retain personnel, including competitive compensation packages and programs to create a positive work environment. Because other companies, research and academic institutions and other organizations in our field compete intensely for employees, however, we may be unable to retain our existing personnel or attract additional qualified employees and advisors. If we experience excessive turnover or difficulties in recruiting new personnel, our research and development could be delayed and we could experience difficulties in generating sufficient revenue to maintain our business.

If we do not develop adequate sales, marketing and distribution capabilities, either alone or with our business partners, we will be unable to generate sufficient product revenue to maintain our business.

   We have no experience in sales, marketing and distribution. To successfully commercialize any products that may result from our development programs, we will need to develop these capabilities, either on our own or with others. We intend to enter into collaborations with corporate partners to utilize their mature marketing and distribution capabilities. However, we may be unable to enter into marketing and distribution agreements on favorable terms, if at all. While we believe that our corporate partners will be motivated to market and distribute our potential products, our current and potential future partners may not commit sufficient resources to commercializing our products and technology on a timely basis. If our corporate partners do not adequately market and distribute our products and we are unable to develop the necessary marketing and distribution capabilities on our own, we will be unable to generate sufficient product revenue to sustain our business.

Product liability and other claims and product recalls could exceed our insurance coverage and damage our reputation, which could significantly harm our financial condition.

   Clinical trials and the marketing of any potential products may expose us to liability claims resulting from the testing or use of our products. Gene therapy treatments are new and unproven. Potential known and unknown side effects of gene therapy may be serious and potentially life-threatening. Product liability claims may be made by clinical trial participants, consumers, health care providers or other sellers or users of our products. We may also face product recalls and adverse publicity resulting from a product recall or a liability claim against us or a collaborative partner. Although we currently maintain liability insurance, the costs of product liability and other claims against us may exceed our insurance coverage. In addition, we may require increased liability coverage as additional product candidates are used in clinical trials and commercialized. Liability insurance is expensive and may not continue to be available on acceptable terms. A product liability or other claim or product recall not covered by or exceeding our insurance coverage could significantly harm our financial condition. In addition, a product recall or a liability claim against us, one of our partners or another gene therapy company could significantly harm our reputation and make it more difficult to obtain the funding and collaborative partnerships necessary to maintain our business.

                                USE OF PROCEEDS

   Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of common stock offered by this prospectus for additional working capital and other general corporate purposes, as well as the possible acquisition of or investment in complementary businesses and technologies. Until we have used the net proceeds, we may invest them in short-term marketable securities.

                             PLAN OF DISTRIBUTION

Distributions by the Company

   We may sell the common stock offered by this prospectus in one or more transactions

  .  to or through underwriters;

  .  through dealers, agents or institutional investors;

  .  directly to purchasers; or

  .  through a combination of these methods.

   We may sell the common stock at a fixed price or prices that may change, at prevailing market prices, at prices relating to prevailing market prices or at negotiated prices. Each time we sell common stock in a particular offering, we will provide a prospectus supplement or, if required, amend this prospectus, to disclose the following information with respect to that offering:

  . the material terms of the distribution, including the number of shares and the consideration to be paid;

  . the identity of any underwriters, dealers, agents or purchasers that will purchase the common stock;

  . the amount of any compensation, discounts or commissions to be received by underwriters, dealers or agents;

  . the nature of any transactions by underwriters, dealers or agents during the offering that are intended to stabilize or maintain the market price of the common stock; and

  .  the terms of any indemnification provisions.

Underwriters, dealers, agents or other purchasers may sell the common stock at a fixed price or prices that may change, at prices set at or relating to prevailing market prices or at negotiated prices.

Underwriters


   We may sell all or a portion of the shares offered by this prospectus in one or more transactions to or through underwriters. In connection with the sale of our common stock, underwriters, dealers or agents may receive compensation from us, or from the purchasers of the common stock for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters, dealers, agents or purchasers that participate in the distribution of the common stock, and any broker-dealers or other persons acting on behalf of parties that participate in the distribution of the common stock, are "underwriters" under the Securities Act of 1933, or the Securities Act. Any discounts or commissions they receive and any profit on the resale of the common stock they receive constitute underwriting discounts and commissions under the Securities Act. Any person deemed to be an underwriter under the Securities Act may be subject to statutory liabilities, including those under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, or the Exchange Act.


   Only underwriters named in the amended prospectus, if any, will be underwriters of the common stock offered through that amended prospectus. Any underwriters used in an offering will acquire the common stock for their own account and may resell the common stock from time to time in one or more transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the common stock to the public through underwriting syndicates represented by managing underwriters or through underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

Agents; Direct Sales

   We may designate agents to distribute the common stock offered by this prospectus. Unless the applicable prospectus supplement states otherwise, any such agent will act on a best-efforts basis for the period of appointment. We may authorize dealers or other persons acting as our agents to solicit offers by institutional investors to purchase the common stock from us under contracts that provide for payment and delivery on a future date. We may enter into agreements directly with purchasers that provide for the sale of the common stock over a period of time by means of draw-downs at our election, which the purchaser would be obligated to accept under specified conditions. Under a draw-down agreement, we may sell common stock at a per-share purchase price discounted from the market price of our common stock. We may also enter into agreements for sales of common stock based on combinations of or variations from these methods. We will describe in the applicable prospectus supplement the terms and conditions of any such agreements and any related commissions we will pay. Agents and underwriters may also engage in transactions with us or perform services for us in the ordinary course of business.

Stabilization Activities

   In connection with a firm commitment underwritten offering of our common stock, underwriters and purchasers that are deemed to be underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. For example, they may

  . over-allot in connection with the offering, creating a syndicate short position for their own account;

  . bid for and purchase our common stock in the open market to cover short positions or to stabilize the price of our common stock; or

  . reclaim selling concessions allowed for distributing our common stock in the offering if the underwriters repurchase previously distributed common stock in transactions to cover short positions, stabilization transactions or otherwise.

Any of these activities may stabilize or maintain the market price above independent market levels. These activities may be conducted only in conjunction with a firm commitment underwritten offering. Underwriters are not required to engage in these activities and may terminate any such activity at any time. In engaging in any such activities, underwriters will be subject to the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations under those acts. Regulation M under the Securities Act, for example, may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock, and the anti-manipulation rules under the Exchange Act may also apply to market sales of the common stock. These provisions may affect the marketability of the common stock and the ability of any person to engage in market-making activities with respect to the common stock.

Indemnification

   We may agree to indemnify underwriters, dealers, agents or other purchasers against civil liabilities they may incur in connection with the offer and sale of the common stock offered by this prospectus, including liabilities under the Securities Act. We may also agree to contribute to payments that these persons may be required to make with respect to these liabilities.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS


   Our disclosure and analysis in this prospectus, the applicable prospectus supplement and the documents incorporated by reference into this prospectus and the applicable prospectus supplement contain forward-looking statements that involve risks and uncertainties. Forward-looking statements include statements about our product development and commercialization goals and expectations, potential market opportunities, our plans for and anticipated results of our clinical development activities and the potential advantage of our product candidates, and other statements that are not historical facts. Words such as "believes," "anticipates," "intends" and other words of similar meaning may identify forward-looking statements, but the absence of these words does not mean that the statement is not forward-looking. In making these statements, we rely on a number of assumptions and make predictions about the future. Our actual results could differ materially from those stated in or implied by forward-looking statements for a number of reasons, including the risks described in the sections of this prospectus and the applicable prospectus supplement entitled "Risk Factors." Other factors besides those described in this prospectus and the applicable prospectus supplement could also affect actual results.



   You should not unduly rely on these forward-looking statements, which speak only as of the date of this prospectus or the applicable prospectus supplement. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events occurring after the date of this prospectus or the date of the applicable prospectus supplement or to conform the statement to actual results or changes in our expectations. You should, however, review the factors, risks and other information we provide in the reports we file from time to time with the SEC.


                      WHERE YOU CAN FIND MORE INFORMATION

   We have filed with the SEC a registration statement under the Securities Act relating to the common stock being offered by this prospectus. As permitted by the SEC rules, this prospectus omits some information included in the registration statement. For a more complete understanding of the common stock and this offering, you should refer to the registration statement, including its exhibits.

   We file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC rules allow us to incorporate by reference into this prospectus the information we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information included in the following documents is incorporated by reference and is considered to be a part of this prospectus:


   1.  Our annual report on Form 10-K for the year ended December 31, 2001;



   2. Our definitive proxy statement dated April 2, 2002, relating to our May 9, 2002 annual meeting of shareholders; and





   3. The description of our common stock contained in our registration statements on Form 8-A filed on April 26, 1994 and October 22, 1996 under
Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating that description.


   We also incorporate by reference all documents we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, (a) after the filing date of the initial registration statement of which this prospectus is a part and before the effectiveness of the registration statement and (b) after the effectiveness of the registration statement and before all of the shares registered under the registration statement are sold. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be part of this prospectus as of the date on which the document is filed, and any older information that has been modified or superseded will not be deemed to be a part of this prospectus.


   Upon request, we will provide without charge to each person who receives a prospectus, including any beneficial owner, a copy of the information that has been incorporated by reference into this prospectus or the applicable prospectus supplement. Please direct your request, either in writing or by telephone, to the Secretary, Targeted Genetics Corporation, 1100 Olive Way, Suite 100, Seattle, Washington 98101, (206) 623-7612.



   You may also inspect and copy the registration statement and other documents that we have filed with the SEC, at prescribed rates, at the public reference facility maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information regarding the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the registration statement and other documents we have filed with the SEC are publicly available through the SEC's web site at http://www.sec.gov.


                                 LEGAL MATTERS

   Orrick, Herrington & Sutcliffe LLP, Seattle, Washington has provided us with an opinion that the shares of common stock offered by this prospectus are duly authorized, validly issued, fully paid and nonassessable.

                                    EXPERTS


   Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2001, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

   The following table lists the costs and expenses payable by the registrant in connection with the issuance and sale of the common stock covered by this registration statement. All amounts shown are estimates, except the SEC registration fee.


                                    Amount
                                  To be Paid
                                  ----------
SEC registration fee.............  $  5,684
Nasdaq fee.......................    22,500
Printing and engraving expenses..     5,000
Legal fees and expenses..........    50,000
Accounting fees and expenses.....    25,000
Transfer agent and registrar fees    10,000
Miscellaneous expenses...........     6,816
                                   --------
   Total.........................  $125,000
                                   ========


Item 15.  Indemnification of Directors and Officers

   Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933. Section 10 of the registrant's bylaws provides for indemnification of the registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law. The registrant maintains a liability insurance policy for this purpose.

   Section 23B.08.320 of the WBCA authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article 11 of the registrant's articles of incorporation contains provisions implementing, to the fullest extent permitted by Washington law, these limitations on a director's liability to the registrant and its shareholders.

   The registrant has entered into indemnification agreements with some of its officers and directors, in which the registrant has agreed to hold harmless and indemnify each such officer or director to the fullest extent permitted by Washington law. Under these indemnification agreements, the officer or director is not indemnified for any action, suit, claim or proceeding instituted by or at the direction of the officer or director unless such action, suit, claim or proceeding is or was authorized by the registrant's board of directors or unless the action is to enforce the provisions of the indemnification agreements. No indemnity pursuant to the indemnification agreements may be provided by the registrant on account of any suit in which a final, unappealable judgment is rendered against an executive officer or director for an accounting of profits made from the purchase or sale by the executive officer or director of the registrant's securities in violation of the provisions of Section 16(b) of the Exchange Act, or for damages that have been paid directly to the executive officer or director by an insurance carrier under the directors' and officers' liability insurance policy maintained by the registrant.

Item 16.  Exhibits


Number                                             Description
------                                             -----------
 1.1   Form of Underwriting Agreement(s)*
 5.1+  Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the shares being registered
23.1   Consent of Ernst & Young LLP, independent auditors
23.2+  Consent of Orrick, Herrington & Sutcliffe LLP (contained in Exhibit 5.1)
24.1+  Power of Attorney

--------
* If the registrant enters into any underwriting agreements, the registrant will file the agreements(s) in an amendment to this registration statement or in a report on Form 8-K, in accordance with Item 601 of Regulation S-K.
+  Previously filed.

Item 17.  Undertakings

A.  The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; or

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Seattle, state of Washington, on the 22nd day of March, 2002.


                                          TARGETED GENETICS CORPORATION

                                              /s/  H. Stewart Parker
                                          By: _______________________________
                                              H. Stewart Parker
                                              President and Chief Executive
                                              Officer


   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated below on the 22nd day of March, 2002.



         Signature                                   Title
         ---------                                   -----

  /s/  H. Stewart Parker    President, Chief Executive Officer (Principal Executive
---------------------------   Officer) and Director
     H. Stewart Parker

   /s/  Todd E. Simpson     Chief Financial Officer, Vice President, Finance and
---------------------------   Administration (Principal Financial and Accounting
      Todd E. Simpson         Officer)

 *  Jeremy L. Curnock Cook  Chairman of the Board
---------------------------
  Jeremy L. Curnock Cook

     *  Jack L. Bowman      Director
---------------------------
      Jack L. Bowman

    *  Joseph M. Davie      Director
---------------------------
      Joseph M. Davie

     *  James D. Grant      Director
---------------------------
      James D. Grant

    *  Louis P. Lacasse     Director
---------------------------
     Louis P. Lacasse

     *  Nelson L. Levy      Director
---------------------------
Nelson L. Levy, Ph.D., M.D.

    *  Mark P. Richmond     Director
---------------------------
  Mark P. Richmond, Ph.D.


*By: /s/  H. Stewart Parker
     ----------------------
       H. Stewart Parker
        Attorney-in-Fact

                         TARGETED GENETICS CORPORATION

                               INDEX TO EXHIBITS


Exhibit
Number
------
  1.1   Form of Underwriting Agreement(s)*
  5.1+  Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the shares being registered
 23.1   Consent of Ernst & Young LLP, independent auditors
 23.2+  Consent of Orrick, Herrington & Sutcliffe LLP (contained in Exhibit 5.1)
 24.1+  Power of Attorney

--------
* If the registrant enters into any underwriting agreements, the registrant will file the agreements(s) in an amendment to this registration statement or in a report on Form 8-K, in accordance with Item 601 of Regulation S-K.
+  Previously filed.